UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2010

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17150 South Margay Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0553

N/A
(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 12, 2010, U.S. Auto Parts Network, Inc. and its subsidiaries (“USAP” or the “Company”) completed the purchase (the “Acquisition”) of all of the issued and outstanding shares of Automotive Specialty Accessories and Parts (“WAG”), the owner of Whitney Automotive Group and a leader in automobile aftermarket performance parts and accessories market. Assets acquired include intangible assets consisting of technology, trademarks and brand names, and a 350,000 square foot distribution center with offices located in La Salle, Illinois.  The purchase price for WAG is $27.5 million in cash, and USAP will additionally assume approximately $11 million of negative working capital.  The Acquisition is an “as is – where is” transaction, with limited representations, warranties and covenants from either party to the Acquisition. A copy of the press release issued by the Company announcing the closing of the Acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

On August 13, 2010, USAP executed a Loan and Security Agreement (the “Loan Agreement”) and other definitive documentation for a $35 million secured credit facility (the “Loan”).  Silicon Valley Bank is the lender under the facility.

USAP intends to use the facility to refund to it a portion of the purchase price of the acquisition of the shares of WAG, which is described above and which was announced previously.  The facility is comprised of a term loan in the original principal amount of $25 million and a revolving line of credit with availability up to $10 million. The facility has a final maturity date of June 30, 2014, and borrowings under the facility bear interest, at the election of the Company, at LIBOR plus a margin of from 2.00% to 3.00% per annum, or at the Wall Street Journal Prime Rate plus a margin of from 1.00% to 2.00% per annum, based upon the Company’s maximum funded debt ratio. An unused revolving line fee is payable on the undrawn committed amount of the revolving line of credit. Interest on outstanding borrowings under both facilities is payable no less than quarterly, and the outstanding principal of the term loan amortized over four years and payable quarterly, with any outstanding amount under the facility to be paid in full on the final maturity date. Borrowings under the facility are secured by liens over all assets of the Company, including shares of stock in each of USAP’s subsidiaries.  Ten of USAP’s subsidiaries, are acting as co-borrowers under the facility.

The Loan Agreement requires USAP to comply with a number of covenants, including financial covenants related to Maximum Funded Debt to Consolidated EBITDA, Liquidity, and Consolidated Fixed Charge Coverage Ratios; negative pledge requirements; requirements to deliver quarterly and annual consolidated financial statements; requirements to maintain adequate insurances; prohibitions on changes in the business and disposition of the Company’s assets; and other customary covenants. The Loan Agreement includes usual and customary events of default and remedies for facilities of this nature.

The foregoing description of the Acquisition and the Loan does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was filed as Exhibit 10.57 to a Current Report on Form 8-K filed on August 4, 2010, and to the Loan and Security Agreement, a copy of which was filed as Exhibit 10.59 in the Company’s Quarterly Report on Form 10-Q for the Second Quarter of 2010 , each of which is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information provided by Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On August 17, 2010, USAP issued a press release announcing the closing of the Acquisition, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference

Forward-Looking Statements

This report and the exhibits filed herewith contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include statements with respect to the potential benefits to USAP and its customers of the Acquisition, the timing for completing and integrating the Acquisition, WAG’s performance during 2010, the markets in which USAP and WAG participate and that are targeted by the Acquisition, and the complementary nature, synergies and other expected benefits of the Acquisition to USAP.  Actual results could vary materially from those described as a result of a number of factors, including the risk that all of the conditions to the Acqusition may not be satisfied or USAP may otherwise fail to acquire WAG on a timely basis or at all; USAP may not be able to successfully integrate the operations WAG on a timely basis or at all; that USAP may not be able to retain key personnel of WAG after the Acqusition; that WAG may be subject to unanticipated liabilities or accounting charges as a result of the Acquisition; that WAG mayperform worse than expected during the remainder of 2010 or in future periods, that the demand for WAG’s products may be weaker than anticipated in its target markets; that USAP may not be able to realize all or some of the expected synergies and benefits from the Acquisition, and that integrating WAG with USAP’s operations may cause USAP’s management to divert more time and resources to those activities than anticipated, and other risks and uncertainties described in USAP’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and any subsequent SEC filings.  You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “potential,” “expects,” “plans,” “anticipates,” “intends,” or the negative of those words or other comparable words to be uncertain and forward-looking.  USAP undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.59
Loan and Security Agreement by and between U.S. Auto Parts Network, Inc. and its subsidiaries, and Silicon Valley Bank, dated August 13, 2010 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended July 3, 2010)

99.1	Press Release of August 17, 2010 announcing closing of Acquisition of WAG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2010	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ THEODORE R. SANDERS
Theodore R. Sanders
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.59
Loan and Security Agreement by and between U.S. Auto Parts Network, Inc. and its subsidiaries, and Silicon Valley Bank, dated August 13, 2010 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended July 3, 2010)

99.1	Press Release of August 17, 2010 announcing closing of Acquisition of WAG